UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 17, 2008 (November 13, 2008)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002
(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 13, 2008, China Valves Technology, Inc. (the “Company”) entered into a Stock Option Agreement with Ms. Jing Chen (the “Stock Option Agreement”). Under the terms of the Stock Option Agreement, the Company agreed to grant a non-qualified stock option to Ms. Chen for the purchase of 100,000 shares of common stock of the Company at an exercise price of $3.50. 33.336% of the options will vest on October 7, 2009. The remaining options will vest in equal quarterly installments over a two-year period in every quarter after October 7, 2009 with December 31, 2009 being the first quarterly vesting date. The stock option expires in ten years.

The foregoing summary of the material terms and conditions of the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement attached to this report as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit	Description
10.1	China Valves Technology, Inc. Stock Option Agreement, dated as of November 13, 2008, by and between China Valves Technology, Inc. and Ms. Jing Chen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: November 13, 2008

/s/ Siping Fang
Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	China Valves Technology, Inc. Stock Option Agreement, dated as of November 13, 2008, by and between China Valves Technology, Inc. and Ms. Jing Chen.